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                                                             EXHIBIT NO. 99.1(b)

                            MFS/SUN LIFE SERIES TRUST
                                  ON BEHALF OF:

                         GLOBAL ASSET ALLOCATION SERIES
                                       AND
                        GLOBAL TELECOMMUNICATIONS SERIES


         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that the Global Asset Allocation Series and the Global Telecommunications Series, each a series of the Trust, have been terminated.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
9th day of September, 2003.

SAMUEL ADAMS                                  DERWYN F. PHILLIPS
--------------------                          -------------------
Samuel Adams                                  Derwyn F. Phillips
3 Overledge Road                              29 Northstone Road, Unit 6
Manchester, MA  01944                         Swampscott,  MA  01907


J. KERMIT BIRCHFIELD                          C. JAMES PRIEUR
--------------------                          -------------------
J. Kermit Birchfield                          C. James Prieur
33 Way Road                                   60 Douglas Drive
Gloucester, MA 01930                          Toronto, Ontario
                                              M4W 2B3, Canada


ROBERT C. BISHOP                              RONALD G. STEINHART
--------------------                          -------------------
Robert C. Bishop                              Ronald G. Steinhart
1199 Madia Street                             25 Robledo Drive
Pasadena, CA  91103                           Dallas, TX  75230


FREDERICK H. DULLES                           HAVILAND WRIGHT
--------------------                          -------------------
Frederick H. Dulles                           Haviland Wright
180 East Bay Street                           4610 Kapuna Road
Charleston, SC  29401                         Kilauea HI  96754


DAVID D. HORN
--------------------
David D. Horn
257 Lake Street
New Vineyard, ME  04956